CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT ("Agreement"), is entered into this 8th day of October, 2010 ("Effective Date"), by and between Robert M. Allender, Jr. (the "Consultant") and Amerilithium Corp. (the
"Company"). The Consultant and the Company may be referred to hereinafter individually as the "Party" or collectively as the "Parties."

                              RECITALS

A. The Company is a mineral exploration enterprise engaged primarily in lithium exploration and property development;

B. The Consultant possesses skills, experience, and knowledge related to, among other things, lithium exploration and mineral/metal properties that have value to the Company; and

C. The Company desires to retain the Consultant to support the Company's business, and the Consultant desires to provide such services, as described more fully in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, conditions, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                              AGREEMENT

1.	Consulting Services and Duties.  The Consultant hereby agrees to act as a consultant to the Company during the term of this Agreement and to provide services to the Company. The Company anticipates requesting the following services be performed by the Consultant (the "Consulting Services"):

a.	The location of and consultation concerning evaluations of
mineral properties for acquisitions;

b.	Advice regarding geological and mineral deposit aspects of target properties;

c.	Evaluation of geological information and specific property data;

d.	Development of due diligence plans and exploration program
outlines; and

e.	Assistance with negotiations related to any of the foregoing.

2.	Manner of Performance.   The Company has and will identify the
Consulting Services it desires and request the Consultant to perform such services in advance, to be performed on such a date or dates as are mutually agreed upon. The manner and means by which the Consultant chooses to render the Consulting Services to the Company are in the Consultant's sole discretion and control, provided that the Consultant agrees to exercise the highest degree of professionalism, to utilize its expertise and creative talents, and to provide its own equipment, tools, supplies and other materials at his own expense when they are necessary, in the course of completing the Consulting Services. The Consultant shall perform all activities related to the Consulting Services in accordance with federal, state and local laws. The Consultant need only devote such portion of the Consultant's time as is necessary to complete the Consulting Services, not to exceed ten days per month. The Consultant is not precluded from acting in any other capacity for any other person, firm or company.

3.	Consulting Fees and Payment.   The Company will pay the
Consultant consulting fees (the "Consulting Fees") for the Consulting Services and finder's fees, if applicable, as follows:

a.	Beginning with the 1st day of the month during which the Company and the Consultant execute this Agreement and on the 1st day of each of the twenty three (23) months thereafter, the Company will pay the Consultant $5,000.00 per month, for a total payment of $120,000.00 reviewable every six months. Additionally, the Consultant shall receive 250,000 common shares of the Company for every six (6) months of the agreement. The initial 250,000 shares shall be issued to the Consultant on execution of the Agreement.

b.	If the Consultant identifies property or properties during the term of this Agreement (singularly, "Located Property" and, collectively, "Located Properties") and the Company and/or their Affiliates enter into a Definitive Agreement with regard to a Located Property at any time during the term of this Agreement or after termination, the Company will pay the Consultant a consulting fee, which fee shall equal no less than 8% of the transaction amount paid by the Company to acquire Located
Property. The fee shall be based upon the total of cash, issued Shares, and work commitments as part of or in connection with the acquisition of any Located Properties. The Company agrees to purchase the mineral rights of any Located Properties that the Company and/or their Affiliates wish to pursue in the name of the Company or its wholly owned subsidiaries.

c.	The Company agrees to maintain as Confidential, Trade Secret,
Proprietary Information (defined below) the location and descriptions of any Located Properties that the Company and/or their Affiliates elect not to seek to acquire the mineral rights and will not disclose such information to any other person or entity. The obligations of the Company to pay the Consultant the a finder's fee for Located Properties will survive the termination or expiration of this Agreement. "Affiliates" means any entity controlled by, controlling, or under common control with a Party or a person referred to herein. For the purposes of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether by contract or through the beneficial ownership (within the meaning of Rule 13d-
3 promulgated under the Securities Exchange Act of 1934, as amended) of voting securities, including the ownership of more than ten percent (10%) of the equity, partnership or similar interest in such entity or the combined voting power of the then outstanding securities of such entity entitled to vote generally in the election of the directors.

d.	The Company agrees to pay for the Consultant's out-of-pocket expenses incurred in connection with performing the Consulting Services. The Consultant need only obtain prior approval from the Company for any out-of-pocket expense that exceeds $300 or any group of out-of-pocket expenses that in the aggregate exceed $1,000. The Company agrees to reimburse the Consultant for such out-of-pocket expenses within 15 days after receipt of a written invoice from the Consultant with the amount and description of all out-of-pocket expenses.

4.	Relationship.   The Consultant's relationship with the Company is
that of an independent contractor. Nothing in this Agreement will be construed to create a partnership, joint venture or employer/employee relationship. The Consultant is not an agent of the Company and is not authorized to make any representation, contract or commitment on behalf of the Company. All acts or omissions of the Consultant shall be done in the name of the Consultant and without reference to the Company, unless otherwise specifically authorized by the Company. The
Consultant will not be entitled to any of the benefits that the Company may make available to their respective employees, such as group insurance, profit-sharing or retirement benefits, unless otherwise specifically authorized by the Company.

Without limiting the generality of the foregoing, the Parties agree:
 a.	The Consultant will not be obliged to perform work solely
for the Company;

 b.	The Company will not provide the Consultant with any tools,
equipment, materials, business registrations or licenses, if any, that may be required to complete the Consulting Services;

 c.	The Company will not pay the Consultant a salary;

 d.	The Company will not dictate the hours during which the
Consultant will perform under this Agreement; and

 e.	The Company and the Consultant will maintain separate
business operations.

5.	Taxes.  The Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to the Consultant's performance of the Consulting Services and receipt of Consulting Fees and/or finder's fees under this Agreement. The Company will regularly report amounts paid to the Consultant by filing Form 1099-MISC with the Internal Revenue Service, if applicable. The Company will not withhold or make payments for Social Security, Medicare, or any unemployment, disability or worker's compensation insurance on the Consultant's
behalf.   The Consultant, at its sole expense, shall be responsible for complying with all applicable state and federal laws including obligations such as payment of taxes, social security, disability and other contributions based on Consulting Fees and/or finder's fees paid under this Agreement.



6.	Confidentiality and Intellectual Property Rights.
a.	Confidential, Trade Secret, Proprietary Information.  The Parties
agree that the Consultant may, in connection with the Services, need to have access to confidential, trade secret and/or proprietary information of the Company or others. For purposes of this Agreement, "Confidential, Trade Secret, Proprietary
Information" means non-public business information of the Company marked "confidential" or with any other proprietary designation.

b.	Protection of Confidential, Trade Secret, Proprietary
Information. During the term of this Agreement and at all times thereafter, the Consultant agrees to hold Confidential, Trade Secret, Proprietary Information in trust and confidence, will use the Confidential, Trade Secret, Proprietary Information only for the purpose of providing the Consulting Services to the Company and will obtain the Company's written consent prior to reproducing or disclosing the Confidential, Trade Secret, Proprietary Information to any person, other than an employee of the Company.

c.	No Conflicting Obligations.  The Consultant warrants that, as of the Effective Date and throughout the term of this Agreement, the Consultant will not, directly or indirectly, enter into any agreement that is inconsistent with this Agreement.

7.	Term and Termination.  This Agreement will be effective beginning on the Effective Date and will continue for two years and will automatically continue thereafter until terminated by either Party pursuant to the terms of this Section 7. Either Party may terminate this Agreement upon thirty (30) days prior written notice to the other Party; provided, however, that the Company and/or their Affiliates will pay the Consultant the Consulting Fee for any Located Properties identified by the Consultant during the term of this Agreement. Upon termination of this Agreement, the Consultant shall have no further obligation to provide Consulting Services to the Company, and the Company shall have no further obligation to pay the Consultant except as described in the prior sentence and in accordance with Section 3 of this Agreement.

8.	Return of Company Property.  Upon expiration or termination of this Agreement, or earlier if requested by the Company, the Consultant will deliver to the Company, within five (5) business days from the termination or expiration date of this Agreement, or the date of the Company's request, whichever date is earlier, all Company Confidential, Trade Secret, Proprietary Information and any other property, materials and information owned by the Company and in the Consultant's possession or control, regardless of form or media, together with all copies, notes, outlines and/or summaries thereof, and any other material containing or disclosing any Company Confidential, Trade Secret, or Proprietary Information.

9.	Indemnification.  Each Party shall, indemnify, defend and hold harmless (the "Indemnifying Party") the other Party (the "Indemnified Party"), for, from and against any and all losses, claims, actions, threats, demands, damages, expenses, costs (including, without limitation, reasonable attorneys' fees and costs and expert witness fees) and other liabilities arising from:
a.	any willful, reckless, or negligent act or omission by the
Indemnifying Party, its employees, or agents in connection with its obligations under this Agreement;

b.	any failure by the Indemnifying Party to comply with any law, rule, regulation, treaty or ordinance or to obtain any necessary license, permit, certification, registration, certificate or other authority;

c.	any breach by the Indemnifying Party of this Agreement;

d. 	any infringement of any third Party's intellectual property
or other proprietary rights, or

e.	any interference with contract or business relations by the
Indemnifying Party or as a result of the Indemnifying Party actions.

10.	 General.
a.	Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Arizona without regard to conflict of laws principles. The state and federal courts located in Maricopa County, Arizona will have sole jurisdiction over any disputes arising hereunder, and the Parties hereby expressly consents and waives any objection to the personal jurisdiction of and venue in such courts.

b.	Severability. If any provision contained in this Agreement is, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If any provision contained in this Agreement is for any reason held to be excessively broad as to duration, geographical scope, activity, or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law.

c.	No Assignment. This Agreement is personal to the Consultant and may not be assigned, in whole or in part, by the Consultant without the Company's prior written consent. If the Consultant desires to hire employees or subcontractors to assist the Consultant with its obligations under this Agreement, the Consultant must provide the Company with prior written notice of the Consultant's intent to hire, employees or subcontractors and identify each by name and social security number. The Company reserves the right to accept or reject, in their sole discretion, within ten (10) business days from receipt of the Consultant's written notice, any proposed employee or contractor. Any assignment made by the Consultant without the prior written consent of the Company will be void. The Company may assign this Agreement, in whole or in part, upon written notice to the Consultant.


d.	Notices. All notices required or permitted to be given hereunder shall be in writing, and may be given in person or by United
States registered mail, delivery service or electronic
transmission. Any notice directed to a Party to this Agreement shall become effective upon the earliest of the following:
  i.	actual receipt by that Party;
 ii	delivery to the designated address of that Party,
addressed to that
Party; or
iii.	if given by certified or registered mail, forty eight
(48) hours after deposit with the United States Postal
Service, postage prepaid, addressed as shown below or to such other address as such Party may from time to time designate in writing. Notice shall be addressed as follows:

If to the Company:
Amerilithium Corp.
871 Coronado Center Drive
Suite 200
Henderson, Nevada 89052
Attn: Matthew Worrall

If to the Consultant:
Robert M. Allender, Jr.
5730 East Windrose Drive
Scottsdale, AZ 85254

Any Party may change the address to which notices intended for it shall be sent by a notice to the other Party given in the manner specified in this Section 10.

e.	Attorneys' Fees.  If any dispute arises between the Parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing Party in such proceeding will be entitled, in addition to any other relief it may be awarded, to receive its reasonable attorneys' fees, costs and expert witness fees and costs incurred in connection with such proceeding and any appeals.

f.	Survival.   Notwithstanding anything to the contrary herein, the
provisions of Sections 3, 6, 7, 8, 9 and 10 survive any expiration or termination of this Agreement.

g.	Waiver.  No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right.

h.	Entire Agreement.  This Agreement is the final, complete and exclusive agreement of the Parties and supersedes, replaces and merges all prior agreements, understandings, promises and representations, whether written or oral, made concerning the subject matter herein. No modification of or amendment to this Agreement will be effective unless in writing and signed by all Parties to this Agreement. The terms of this Agreement will govern all services undertaken by the Consultant for the Company and/or their Affiliates.

i.	Third Party Beneficiaries.  The provisions of this Agreement are expressly intended to only benefit the Company and the Consultant, and no other person or entity is intended to be a third-party beneficiary of any of the provisions of this Agreement.

j.	Counterparts.  This Agreement may be executed in one or more counterparts, and it is not necessary that signatures of all Parties appear on the same counterpart, but such counterparts together will constitute a single binding agreement between and among all signatories thereto. This Agreement, once executed by a Party, may be delivered to the other Party by facsimile transmission or via an email with an attached Acrobat PDF scanned copy of this Agreement bearing the signature of the delivering Party. Any signature delivered by facsimile transmission or e-mail will be effective to bind a Party to the same extent as an original signature and may be admitted in evidence, and will fully bind the Party and person making such signature.

k.	Captions.  Captions and Section headings used herein are for convenience only and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing this Agreement.

l.	Gender and Number.  Whenever required by the context hereof the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders and vice-versa.


[Signature Page to follow]



IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ACCEPTED AND AGREED TO:

Robert M. Allender, Jr., Consultant


____________________________
By:  Robert M. Allender, Jr.,



Amerilithium Corp.


By:  Matthew J. Worrall
       Chief Executive Officer